AMENDMENT NO. 3 TO

COMMON STOCK PURCHASE WARRANT

This Amendment No. 3 (this “Amendment”) to Common Stock Purchase Warrant is entered into as of January 9, 2014, by and between Blue Calypso, Inc., a Delaware corporation (the “Company”), and LMD Capital, LLC (“LMD”).

WHEREAS, the Company issued a Common Stock Purchase Warrant to LMD on April 19, 2012 to purchase 6,500,000 shares of Common Stock (the “April 2012 Warrant”), which was subsequently amended by Amendment No. 1 to Common Stock Purchase Warrant dated April 29, 2013 (“Amendment No. 1”) and  Amendment No. 2 to Common Stock Purchase Warrant dated September 13, 2013 (“Amendment No. 2”);

WHEREAS, pursuant to Amendment No. 2, the Company and LMD amended the April 2012 Warrant to provide: (i) the exercise price of the September 2011 Warrants shall be $0.05 from the date hereof through the later of December 31, 2013 or forty five (45) days from the date on which the registration statement covering the shares underlying the September 2011 Warrants is declared effective by the Securities and Exchange Commission and shall thereafter increase to $0.15, (ii) the elimination of certain anti-dilution protection adjustments, (iii) the elimination of the cashless exercise feature, and (iv) the elimination of the requirement that the holder provide the Company with 61 days prior notice of its intent to change the beneficial ownership limitation to 9.99%;

WHEREAS, on November 19, 2013, LMD assigned the April 2012 Warrant to SB Dallas Investments I, LP (“SB Dallas”);

WHEREAS, SB Dallas indicated that it intends to exercise its right to acquire 5,000,000 shares of Common Stock under the April 2012 Warrant in consideration of gross proceeds to the Company of $250,000 (the “Exercise”) and shall hold the right to acquire 1,500,000 shares of Common Stock under the April 2012 Warrant immediately following the Exercise;

WHEREAS, following the Exercise, the Company and SB Dallas desire to further amend the April 2012 Warrant to provide for an extension of the period during which the Warrant will be exercisable at the reduced exercise price of $0.05 through March 10, 2014.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

Following the Exercise, the Exercise Price of the April 2012 Warrant shall be equal to $0.05 per share from the date hereof through March 10, 2013 and shall thereafter increase to $0.15 (as adjusted from time to time as provided in Section 9) through and including the Expiration Date.

2.

Effect of Amendment.  Except to the extent the Warrant, as amended to date, is modified by this Amendment, the remaining terms and conditions of the Warrant shall remain unmodified and in full force and effect.  In the event of conflict, between the terms and conditions of the Warrant and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail and control.

 (Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

BLUE CALYPSO INC.
By: /s/ William Ogle Name: William Ogle Title: Chief Executive Officer

SB DALLAS INVESTMENTS I, LP By: /s/ Steven B. Solomon Name: Steven B. Solomon Title: Managing Director